                                                                    EXHIBIT 99.1
                                                                   PRESS RELEASE
[UNITED AUTO LOGO]

                                                United Auto Group, Inc.
                                                2555 Telegraph Road
                                                Bloomfield Hills, MI 48302-0954

Contact: Roger Penske                 Jim Davidson                                 Tony Pordon
         Chairman                     Executive VP -- Finance                      Vice President -- Investor Relations
         248-648-2400                 201-325-3303                                 248-648-2540
                                      jdavidson@unitedauto.com                     tony.pordon@unitedauto.com


            UNITEDAUTO REPORTS FOURTH QUARTER AND FULL YEAR RECORDS,
                              BEFORE ONE TIME ITEMS

Q4 INCOME INCREASES 25% TO $13.9 MILLION

Q4 EARNINGS PER SHARE INCREASES 10% TO $0.34 PER SHARE

               Full Year Earnings Per Share Increases 41% to $1.82


         Full Year Same Store Retail Revenues Increase 3.8% and Related
                          Gross Profit Increases 5.9%

               COMPANY TO ACQUIRE INSKIP AUTOCENTER IN WARWICK, RI


         DETROIT, MI, FEBRUARY 19, 2003 -- United Auto Group, Inc. (NYSE: UAG), a FORTUNE 500 automotive specialty retailer, today announced record results for fourth quarter 2002 including double-digit growth in revenues, income and earnings per share, before one time items. The record results were driven by increases in same store service and parts and finance and insurance revenues of 7.6% and 8.4%, respectively.

         Fourth quarter revenues increased 24% to a record $1.9 billion. Excluding one time items, income and earnings per share from continuing operations increased 25% and 10% to $13.9 million and $0.34, respectively. Including the impact of one time items and discontinued operations, net income and earnings per share were $0.7 million and $0.02 per share, respectively. Earnings per share reflect a 15% increase in weighted average shares outstanding.

         For the twelve months ended December 31, 2002, revenues increased 27% to a record $7.4 billion. Excluding one time items, income and earnings per share from continuing operations increased 70% and 41% to $74.8 million and $1.82, respectively. Including the impact of one time items and discontinued operations, net income and earnings per share were $62.2 million and $1.51 per share, respectively. Earnings per share reflect a 20% increase in weighted average shares outstanding.

         Chairman Roger Penske commented, "I am pleased UnitedAuto was able to meet the challenges presented in the fourth quarter 2002. Compared with the industry record 2001 fourth quarter, same store new retail revenues declined by 1.6% versus an overall industry decrease of 10%, and same store used retail revenues declined 5.3%. Despite these modest declines, overall same store retail gross profit increased 3% as a result of the outstanding performance of our service and parts and finance and insurance operations. The capacity expansion provided by our facility investment program contributed to the 7.6% increase in same store service and parts revenues. I believe we will see continued expansion of this portion of our business in the future. In addition, our margin on the service and parts business continued its steady growth, increasing 2.3 percentage points during the fourth quarter to 47.6%. As we move into 2003, we expect to earn $1.96-$2.06 per share, with first quarter earnings of $0.35-$0.40 per share. Our estimates are based upon 41.2 million weighted average shares outstanding and same store retail revenue growth of 2% to 4%."

         President Sam DiFeo stated, "Our business exhibited its resiliency during the fourth quarter. We demonstrated that our diverse revenue streams provide protection against declines in the retail sales of new and used vehicles. I continue to believe that our focus on customer satisfaction will drive growth in all elements of our business as we strive to continue increasing market share in all of our markets."

         During the fourth quarter of 2002, UnitedAuto settled certain long-term contracts in conjunction with a streamlining of its western regional structure. These contracts were related to acquisitions made in 1996. The Company also determined that a non-compete agreement with a former member of management has no future value. Accordingly, the Company recorded a $13.6 million ($0.33 per share) after-tax charge relating to these contracts.

 THE COMPANY ALSO ANNOUNCED THE SIGNING OF A DEFINITIVE AGREEMENT TO ACQUIRE THE
   INSKIP AUTOCENTER IN WARWICK, RHODE ISLAND. INSKIP REPRESENTS NINE BRANDS, INCLUDING ACURA, AUDI, BENTLEY, BMW, INFINITI, LEXUS, MERCEDES-BENZ, PORSCHE
 AND VOLVO, WITH ESTIMATED ANNUALIZED REVENUES OF $300 MILLION. THE TRANSACTION
       IS SUBJECT TO CUSTOMARY CONDITIONS AND IS EXPECTED TO CLOSE EARLY
                              SECOND QUARTER 2003.

         UnitedAuto, which has pursued a strategy based on internal growth from its existing dealerships, as well as from strategic acquisitions, operates 129 franchises in the United States and 71 franchises internationally, primarily in the United Kingdom. UnitedAuto dealerships sell new and used vehicles, and market a complete line of aftermarket automotive products and services.

         UnitedAuto will host a conference call discussing financial results relating to fourth quarter 2002 on Wednesday, February 19, 2003 at 2 P.M. Eastern time. Advance registration is not required. Participants must call (800) 553-0358 (INTERNATIONAL, PLEASE CALL (612) 332-7515). Calls need to be made shortly before the call is to commence. The call will also be simultaneously broadcast live over the Internet through the UnitedAuto website at www.unitedauto.com.

         Statements in this press release may involve forward-looking statements, including forward-looking statements regarding UnitedAuto's future reportable sales and earnings growth potential. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about UnitedAuto's business, markets, conditions and other uncertainties, which could affect UnitedAuto's future performance, which are contained in UnitedAuto's filings with the Securities and Exchange Commission and which are incorporated into this press release by reference.

Media Contact:
Phillip M. Hartz
Senior VP -- Corporate Communications
248-648-2610

                             UNITED AUTO GROUP, INC.
                  Consolidated Statements of Income (Unaudited)
                  (Amounts In Thousands, Except Per Share Data)

                                                                           Fourth Quarter
                                                                     --------------------------
                                                                        2002            2001
                                                                        ----            ----
New Vehicles                                                         $ 1,111,799    $   960,065
Used Vehicles                                                            384,504        268,920
Finance and Insurance                                                     44,653         35,947
Service and Parts                                                        207,595        149,485
Fleet                                                                     17,600         20,562
Wholesale                                                                111,078         84,986
                                                                     -----------    -----------
     Total Revenues                                                    1,877,229      1,519,965
Cost of Sales                                                          1,604,831      1,309,586
                                                                     -----------    -----------
     Gross Profit                                                        272,398        210,379
SG&A Expenses                                                            227,795        173,725
One Time Items (a)                                                        22,839             --
                                                                     -----------    -----------
     Operating Income                                                     21,764         36,654

Floor Plan Interest Expense                                               (9,629)        (8,697)
Other Interest Expense                                                   (10,698)        (7,545)
                                                                     -----------    -----------
     Income from Continuing Operations Before Minority
       Interests and Income Tax Provision                                  1,437         20,412
Minority Interests                                                          (585)          (451)
Income Tax Provision                                                        (582)        (8,879)
                                                                     -----------    -----------
     Income from Continuing Operations                                       270         11,082

Income from Discontinued Operations, Net of Tax
     (Including Gain on Disposal of $4,426)                                  382            200
                                                                     -----------    -----------
     Net Income                                                      $       652    $    11,282
                                                                     ===========    ===========
Income from Continuing Operations Per Diluted Share                  $      0.01    $      0.31
                                                                     ===========    ===========
Diluted Earnings Per Share                                           $      0.02    $      0.32
                                                                     ===========    ===========
Diluted Weighted Average Shares Outstanding                               41,037         35,652
                                                                     ===========    ===========
EBITDA (b)                                                           $    18,677    $    36,746
                                                                     ===========    ===========

                                                                     SAME STORE RETAIL REVENUE
                                                                     -------------------------
New Vehicles                                                         $   920,549    $   935,478
Used Vehicles                                                            249,972        263,907
Finance and Insurance                                                     33,778         31,171
Service and Parts                                                        156,202        145,235
                                                                     -----------    -----------
      Total                                                          $ 1,360,501    $ 1,375,791
                                                                     ===========    ===========

(a)  Represents costs associated with settlement of long term contracts.
(b) EBITDA is defined as income from continuing operations before minority interests, income tax provision, other interest expense, depreciation and amortization. Depreciation was $6.5 million and $3.7 million in 2002 and 2001, respectively. Amortization was $5.1 million in 2001.

                             UNITED AUTO GROUP, INC.
                  Consolidated Statements of Income (Unaudited)
                  (Amounts In Thousands, Except Per Share Data)


                                                                           Twelve Months
                                                                     --------------------------
                                                                         2002            2001
                                                                         ----            ----
New Vehicles                                                         $ 4,415,552    $ 3,578,182
Used Vehicles                                                          1,491,107      1,076,249
Finance and Insurance                                                    177,936        142,652
Service and Parts                                                        772,816        585,099
Fleet                                                                    110,955        139,623
Wholesale                                                                466,500        348,449
                                                                     -----------    -----------
     Total Revenues                                                    7,434,866      5,870,254
Cost of Sales                                                          6,372,656      5,054,902
                                                                     -----------    -----------
     Gross Profit                                                      1,062,210        815,352
SG&A Expenses                                                            859,391        661,089
One Time Items (a)                                                        22,839             --
                                                                     -----------    -----------
     Operating Income                                                    179,980        154,263
Floor Plan Interest Expense                                              (35,652)       (40,274)
Other Interest Expense                                                   (38,532)       (34,762)
                                                                     -----------    -----------
     Income from Continuing Operations Before Minority
       Interests and Income Tax Provision                                105,796         79,227
Minority Interests                                                        (1,968)          (815)
Income Tax Provision                                                     (42,617)       (34,462)
                                                                     -----------    -----------
     Income from Continuing Operations                                    61,211         43,950
Income from Discontinued Operations, Net of Tax
     (Including Gain on Disposal of $6,115)                                1,030            795
                                                                     -----------    -----------
     Net Income                                                      $    62,241    $    44,745
                                                                     ===========    ===========
Income from Continuing Operations Per Diluted Share                  $      1.49    $      1.29
                                                                     ===========    ===========
Diluted Earnings Per Share                                           $      1.51    $      1.31
                                                                     ===========    ===========
Diluted Weighted Average Shares Outstanding                               41,161         34,196
                                                                     ===========    ===========
EBITDA (b)                                                           $   166,632    $   147,023
                                                                     ===========    ===========
                                                                     SAME STORE RETAIL REVENUE

New Vehicles                                                         $ 3,341,558    $ 3,186,646
Used Vehicles                                                            943,532        958,495
Finance and Insurance                                                    127,216        115,717
Service and Parts                                                        560,948        528,363
                                                                     -----------    -----------
      Total                                                          $ 4,973,254    $ 4,789,221
                                                                     ===========    ===========

(c)  Represents costs associated with settlement of long term contracts.
(d) EBITDA is defined as income from continuing operations before minority interests, income tax provision, other interest expense, depreciation and amortization. Depreciation was $22.3 million and $13.3 million in 2002 and 2001, respectively. Amortization was $19.7 million in 2001.

                             UNITED AUTO GROUP, INC.
                      Consolidated Condensed Balance Sheets
                             (Amounts In Thousands)


                                                   12/31/02     12/31/01
                                                   --------     --------
ASSETS                                            (unaudited)
Cash and Cash Equivalents                         $    8,069   $    2,952

Accounts Receivable, Net                             319,625      239,610

Inventories                                          973,185      611,889

Other Current Assets                                  27,869       16,081
                                                  ----------   ----------

     Total Current Assets                          1,328,748      870,532

Property and Equipment, Net                          313,496      181,290

Intangible Assets, Net                               981,328      772,737

Assets of Discontinued Operations                         --       66,624

Other Assets                                          66,742       55,393
                                                  ----------   ----------

     Total Assets                                 $2,690,314   $1,946,576
                                                  ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Floor Plan Notes Payable                          $  907,903   $  586,620

Accounts Payable and Accrued Expenses                276,593      157,730

Current Portion Long - Term Debt                      14,979        4,202
                                                  ----------   ----------

     Total Current Liabilities                     1,199,475      748,552

Long - Term Debt (a)                                 651,256      551,648

Other Long-Term Liabilities                          142,730       92,774

Liabilities of Discontinued Operations                    --       37,919
                                                  ----------   ----------

     Total Liabilities                             1,993,461    1,430,893

Stockholders' Equity                                 696,853      515,683
                                                  ----------   ----------

     Total Liabilities and Stockholders' Equity   $2,690,314   $1,946,576
                                                  ==========   ==========

(a) Includes $300.0 million of 9.625% subordinated notes at December 31, 2002. Undrawn capacity under the Company's credit facility was $349.2 million as of December 31, 2002.

                             UNITED AUTO GROUP, INC.
                                  Selected Data

                                                               Fourth Quarter                 TWELVE MONTHS
                                                               --------------                 -------------
                                                            2002            2001          2002             2001
                                                            ----            ----          ----             ----
Units
     New Retail Units                                      38,806          35,386        158,768         135,402
     Used Retail Units                                     19,477          16,319         77,569          65,597
                                                           ------          ------         ------          ------
          Total Retail Units                               58,283          51,705        236,337         200,999
                                                           ======          ======        =======         =======
Revenue Mix
     New Vehicles                                           59.2%           63.1%          59.3%           61.0%
     Used Vehicles                                          20.5%           17.7%          20.1%           18.3%
     Finance and Insurance                                   2.4%            2.4%           2.4%            2.4%
     Service and Parts                                      11.1%            9.8%          10.4%           10.0%
     Fleet                                                   0.9%            1.4%           1.5%            2.4%
     Wholesale                                               5.9%            5.6%           6.3%            5.9%

Retail Gross Margin - by Product
     New Vehicles                                            8.6%            8.3%           8.5%            8.3%
     Used Vehicles                                           9.5%           10.7%          10.0%           10.6%
     Finance and Insurance                                 100.0%          100.0%         100.0%          100.0%
     Service and Parts                                      47.6%           45.3%          47.1%           44.8%

Gross Profit per Transaction
     New Vehicles                                          $2,463          $2,260         $2,362          $2,200
     Used Vehicles                                          1,880           1,760          1,927           1,738
     Finance and Insurance                                    766             695            753             710

Same Store Retail Revenue Growth
     New Vehicles                                          (1.6)%           22.1%           4.9%           10.9%
     Used Vehicles                                         (5.3)%           21.6%         (1.6)%            6.6%
     Finance and Insurance                                   8.4%           29.0%           9.9%           20.0%
     Service and Parts                                       7.6%            5.6%           6.2%            4.2%

Debt to Total Capital Ratio                                   49%             52%            49%             52%

Brand Mix:
     Toyota/Lexus                                             23%             30%            24%             30%
     Honda/Acura                                              12%             12%            12%             12%
     BMW                                                      12%              6%            11%              5%
     General Motors                                           12%             15%            12%             15%
     Mercedes                                                 10%              7%             8%              7%
     Chrysler                                                  9%             10%            10%             11%
     Nissan/Infiniti                                           5%              7%             6%              7%
     Ford                                                      4%              6%             5%              6%
     Other                                                    13%              7%            12%              7%